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                  OFFICERS AND DIRECTORS/INVESTOR INFORMATION
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BOARD OF DIRECTORS                                                 CORPORATE OFFICERS
Eugene E.Prince                                                    Richard D. Smith
Chairman of the Board                                              President and Chief Executive Officer and Chief
                                                                   Financial Officer

Delwin D. Hock                                                     Herbert Franson
Former Chairman of the Board of Directors,                         Assistant Treasurer, Corporate Controller
President and CEO of Public Service Company                        and Assistant Secretary
of Colorado
                                                                   Susan M. Chiarmonte
Chester H. Clarridge                                               Secretary
Consultant
                                                                   SUBSIDIARIES AND DIVISIONS
                                                                   DOMESTIC SUBSIDIARIES AND DIVISIONS
Graydon D. Hubbard                                                 Hathaway Systems Corporation
Retired Partner, Arthur Andersen LLP                               Littleton, Colorado

George J. Pilmanis                                                 Hathaway Automation Technology, a division of
President of Balriga International Corporation                     Hathaway Systems Corporation
Business Development in the Far East and                           Kent, Washington
Eastern Europe
                                                                   Hathaway Process Instrumentation Corporation
INVESTOR INFORMATION                                               Carrolton, Texas
ANNUAL MEETING
The Annual Meeting of Shareholders of                              Hathaway Industrial Automation, Inc.
Hathaway Corporation will be held at 2:00 p.m.,                    Hunt Valley, Maryland
on Thursday, October 22, 1998 at the Lone Tree
Country Club, 9808 Sunningdale Boulevard,                          Hathaway Motors and Instruments, a division of
Littleton, Colorado.                                               Hathaway Motion Control Corporation
                                                                   Tulsa, Oklahoma
INFORMATION REQUESTS
Copies of the Company's reports to the                             Computer Optical Products, Inc.
Securities and Exchange Commission, excluding                      Chatsworth, California
exhibits, on Form 10-K and Form 10-Q may be
obtained from the Company without charge.                          Emoteq Corporation
Direct your written request to: Hathaway                           Tulsa, Oklahoma
Corporation, 8228 Park Meadows Drive,                              Evergreen, Colorado
Littleton, Colorado 80124.
                                                                   INTERNATIONAL SUBSIDIARY
TRANSFER AGENT                                                     Hathaway Systems Limited
American Stock Transfer & Trust Company                            Belfast, Northern Ireland
40 Wall Street
New York, NY 10005

INDEPENDENT PUBLIC ACCOUNTANTS
ARTHUR ANDERSEN LLP
Denver, Colorado
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